                                                                     EXHIBIT 9.1


                         PHYSICIAN HEALTH CORPORATION

              SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

     This SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT (this "Agreement"), dated as of June 16, 1997, is among Physician Health Corporation, a Delaware corporation (the "Company"), Weston Presidio Capital II, L.P. and the other investors listed in Schedule A (collectively, and together with their permitted successors and assigns, the "Weston Investors"), the other investors listed in Schedule B (collectively, and together with their permitted successors and assigns, the "EGL Investors") (the Weston Investors and the EGL Investors together, the "Investors") and the other stockholders and stock option holders of the Company listed from time to time in Schedule C (collectively with the Investors, the "Stockholders"). This Agreement supersedes the Amended and Restated Stockholders' Agreement dated February 26, 1996.

     WHEREAS, the Company, the EGL Investors and certain of the Stockholders are parties to a Stockholders' Agreement dated December 29, 1995, as superseded by the Amended and Restated Stockholders' Agreement dated February 26, 1996 (as amended and restated to the date hereof, the "Existing Stockholders' Agreement");

     WHEREAS, the parties to the Existing Stockholders' Agreement desire to further amend and restate the Existing Stockholders' Agreement as set forth in this Agreement; and

     WHEREAS, the parties to the Existing Stockholders' Agreement wish to provide for the Weston Investors and certain other stockholders to become parties to this Agreement as of the date hereof, and the Weston Investors and the other stockholders desire to become parties to this Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

1. DEFINITIONS. Except as the context otherwise explicitly requires, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) references to a particular Section include all subsections thereof and (d) the word "including" shall be construed as "including without limitation". Accounting terms used in this Agreement and not otherwise defined herein shall have the meanings provided in GAAP. Certain capitalized terms are used in this Agreement as specifically defined in this Section 1 as follows:

     1.1 "Certificate of Designation" means the Certificate of Designation, Preferences and Rights of the Preferred Stock.

     1.2 "Class A Preferred Stock" means the Class A Preferred Stock, par value $.01 per share, of the Company.

     1.3 "Common Stock" means the Voting Common Stock, $0.0025 par value per share, of the Company.

     1.4  "Company" is defined in the preamble.

     1.5 "Contingent Warrants" means contingent warrants to purchase shares of Common Stock in the event the Class A Preferred Stock is redeemed.

     1.6  "Co-Sale Notice" is defined in Section 3.1.

     1.7 "Co-Sale Shares" means all shares of any class of capital stock of the Company issued to the Investors, and all shares of capital stock issued with respect to, in exchange for or upon conversion of any such shares or upon conversion of the Preferred Stock or the Class A Preferred Stock or upon exercise or conversion of the Warrants, the Contingent Warrants or the EGL Warrants; provided, however, that once any such shares shall have been sold in a
          --------  -------
sale that complies with Section 3, they shall cease to be Co-Sale Shares.

     1.8  "EGL" means EGL Holdings, Inc.

     1.9 "EGL Warrants" means the warrants to purchase Common Stock issued to the EGL Investors.

     1.10 "Healthmark" means Healthmark Partners, LLC.

     1.11 "Investor" is defined in the preamble.

     1.12 "Joint Director Designees" is defined in Section 4(b)(iv).

     1.13 "Outside Offer" is defined in Section 2.1.1.

     1.14 "Preferred Stock" means the Company's Series B Redeemable Convertible Preferred Stock, par value $0.01 per share.

     1.15 "Proportionate Share" with respect to a given Stockholder means a fraction, the numerator of which is the number of shares of Common Stock (on an as converted/exercised basis) owned by the subject Stockholder and the denominator of which is the aggregate number of shares of Common Stock (on an as converted/exercised basis) owned by all Stockholders.

     1.16 "Proposed Buyer" is defined in Section 3.

     1.17 "Proposed Sale" is defined in Section 3.1.

     1.18 "Purchase Agreement" means the Securities Purchase Agreement dated as of June 16, 1997, as from time to time in effect, among the Company and the Weston Investors.

     1.19 "Restricted Shares" or "Restricted Stock" means all shares of any class of capital stock of the Company owned by any Restricted Stockholder, and all shares of capital stock issued with respect to, in exchange for or upon conversion of any such shares; provided, however, that once any such shares
                               --------  -------
shall have been sold in a sale which complies with Sections 2.1, 2.2 or 2.3, they shall cease to be Restricted Shares.

     1.20 "Restricted Stockholders" means all stockholders and option holders of the Company listed from time to time as Restricted Stockholders in Schedule C and all other persons who become party to this Agreement pursuant to Section 2.3, and their permitted successors and assigns, but in no event including any Weston Investor.

     1.21 "Selling Stockholder" means a Restricted Stockholder selling Restricted Shares under Sections 2 or 3.

     1.22 "Stockholders" is defined in the preamble.

     1.23 "Transfer" means sell, assign, encumber, pledge, hypothecate, give away or dispose of or transfer in any other manner, whether voluntarily, involuntarily, by operation of law, pursuant to judicial process, divorce decree, property settlement, bankruptcy or otherwise.

     1.24 "Warrants" means the Warrants issuable to the Weston Investors pursuant to the Purchase Agreement in connection with the redemption of Preferred Stock.

2.   TRANSFER RESTRICTIONS AND PURCHASE RIGHTS.

     2.1 TRANSFERS OF RESTRICTED SHARES. The Restricted Stockholders will not Transfer Restricted Shares or allow the power to vote Restricted Shares to be exercised by anyone else (except through ordinary proxies, revocable at the option of such Restricted Stockholder) except that a Restricted Stockholder may
(a) make a Transfer permitted by Sections 2.2 or 2.3 or (b) make a sale on the following terms and in compliance with the co-sale rights provisions in Section 3:

          2.11 OUTSIDE OFFER. The Selling Stockholder wishing to Transfer Restricted Shares shall prepare an offer (the "Outside Offer") that sets forth the number of

     Restricted Shares proposed to be sold, the minimum purchase price, the proposed method of sale and the proposed purchaser or type of purchaser.

          2.1.2 COMPANY PURCHASE OFFER. The Selling Stockholder shall offer to sell the Restricted Shares described in the Outside Offer to the Company by delivering to the Company a copy of the Outside Offer and a written offer to sell to the Company all of such Restricted Shares on the terms contained in the Outside Offer. If the Company elects to purchase Restricted Shares, it shall purchase such shares in accordance with Section 2.4.

          2.1.3 OTHER STOCKHOLDERS PURCHASE OFFER. If, within 20 days after receipt by the Company of the Outside Offer from the Selling Stockholder, the Company does not elect to purchase all of such Restricted Shares, then the Selling Stockholder shall offer to sell the Restricted Shares not chosen for purchase by the Company to the other Stockholders pro rata according to their Proportionate Shares by delivering to each such other Stockholder a copy of the Outside Offer and a written offer to sell to such other Stockholder all of such Restricted Shares on the terms contained in the Outside Offer. If any Stockholders (other than the Selling Stockholder) elect to purchase Restricted Shares, they shall purchase such shares in accordance with Section 2.4.

          2.1.4 REMAINING SHARES. If, within 20 days after receipt by the other Stockholders of the Outside Offer from the Selling Stockholder, the other Stockholders do not elect to purchase all of such Restricted Shares, then the Selling Stockholder may Transfer any remaining Restricted Shares in accordance with the terms of the Outside Offer during the 60-day period immediately following the 20-day notice period referred to above in Section 2.1.3, subject, however, to the co-sale rights provided in Section 3 in favor of each Investor who has notified the Selling Stockholder in writing within such 20-day notice period of its interest in exercising its co-sale rights with respect to any such sale. If such shares are not so purchased during such 60-day period, they shall again become subject to this Section 2.1.

     2.2 TRANSFERS BY OPERATION OF LAW OR IN VIOLATION OF AGREEMENT. If a Restricted Stockholder is subject to a Transfer of Restricted Shares by any bankruptcy or insolvency law or proceeding, any divorce proceeding, pursuant to the death of a Restricted Stockholder or otherwise by operation of law or court order or decree, or if any Transfer of Restricted Shares is made or attempted contrary to this Agreement, or if an offer to sell Restricted Shares is not delivered to the Company and the other Stockholders as and when required by this Agreement, the Company and the other Stockholders shall have the right to purchase any or all of such shares of Restricted Shares from such Restricted Stockholder, such Restricted Stockholder's estate or legal representative or such Restricted Stockholder's transferees at any time before or after the Transfer, at book value.

     2.3  CERTAIN PERMITTED TRANSFERS.

          2.3.1 TRANSFERS TO IMMEDIATE FAMILY. Any Restricted Stockholder may Transfer any of such Restricted Stockholders Restricted Shares to members of such Restricted Stockholder's immediate family or a trust for the benefit of members of such Restricted Stockholder's immediate family so long as (a) each transferee executes a counterpart of this Agreement as a Restricted Stockholder, and (b) Restricted Shares are not held by more than ten members (including trusts as members) of the same immediate family.

          2.3.2 PUBLIC OFFERING. A Selling Stockholder may sell any Restricted Shares in a public offering registered under the federal Securities Act of 1933, as amended, or in a transaction permitted by Rule 144 thereunder, whereupon such shares shall no longer be Restricted Shares.

          2.3.3 FUND INVESTORS. Any Stockholder that constitutes an investment fund may transfer Restricted Shares to its limited partners, members, stockholders or other investors so long as such transferee executes a counterpart of this Agreement as a Stockholder.

     2.4  PURCHASES OF RESTRICTED SHARES.

          2.4.1 ELECTION BY COMPANY AND STOCKHOLDERS. In the event of offers under Sections 2.1 and 2.2, the Company shall have the right to determine whether to purchase any or all shares of Restricted Shares available for purchase by delivering written notice of the number of shares to be purchased to the Selling Stockholder and the other Stockholders within 30 days after receipt of the offer by the Company. If the Selling Stockholder is a member of the Board of Directors of the Company, the Selling Stockholder shall not vote as a director on the question whether the Company should purchase such Selling Stockholder's Restricted Shares or any matter relating thereto, but for purposes of establishing a quorum such Selling Stockholder shall attend any directors meetings at which such question or matter is considered. Promptly after a determination by the Board of Directors of the Company not to purchase all such shares, the Company shall make the right to purchase any shares it does not purchase available to the other Stockholders on the basis of their Proportionate Shares. The other Stockholders may purchase any remaining Restricted Stock not purchased by the Company and the other Stockholders pro rata based on the respective Proportionate Shares of Stockholders wishing to purchase additional shares, or as they may otherwise agree.

          2.4.2 CLOSING ON STOCK SALES. The acceptance of any offer or exercise of any right to purchase hereunder shall be by notice given in accordance with Section 7.2 and shall specify a date of closing not earlier than 10 business days nor later than 15 business days after the receipt of such notice. At the closing, the purchaser shall pay the purchase price by certified or bank check drawn on immediately available funds and payable to the order of the Selling Stockholder. Certificates for the Restricted Shares to be purchased, duly endorsed or accompanied by duly executed stock powers, in each case with signatures guaranteed, if reasonably requested by the purchaser, shall be delivered at the closing by the seller. In addition, the purchaser may reasonably request waivers of any tax liens and evidence of good title and authority of any representative before tendering payment.

3    CO-SALE RESTRICTIONS.  A Restricted Stockholder may sell any Restricted
Shares in accordance with Section 2.1 to any other person (the "Proposed Buyer") only if the Investors who notified the Selling Stockholder of their interest in exercising co-sale rights as contemplated by Section 2.1.4 are offered the chance to participate in such sale in the manner and on the terms set forth in this Section 3. Notwithstanding the foregoing, the provisions of this Section 3 shall not be applicable to (i) any sale of Restricted Shares to a Proposed Buyer that, when aggregated with the number of Restricted Shares sold to the Proposed Buyer during the preceding 12 month period, does not exceed 1,000 (as presently constituted and subject to adjustment for subsequent stock splits, combinations and dividends) shares and (ii) any sale of Restricted Shares by a Stockholder required by the restrictions set forth in Regulation Y under the Bank Holding Company Act of 1956, as amended.

     3.1 OFFER. A notice (the "Co-Sale Notice") shall be delivered by the Selling Stockholder to each such Investor at the time the Outside Offer is delivered to the other Stockholders under Section 2.1.3. The Co-Sale Notice shall include:

          (a) A copy of a bona fide offer from the Proposed Buyer, which shall set forth the complete terms of the proposed sale, including the number of Restricted Shares proposed to be purchased, the purchase price, the name and address of the Proposed Buyer and the other principal terms of the proposed transaction (the "Proposed Sale");

          (b) An offer by the Selling Stockholder to include in the Proposed Sale to the Proposed Buyer, at the option of such Investors, that number of the Investors' Co-Sale Shares as is determined in accordance with Section 3.2, on the same terms and conditions as the Selling Stockholder shall sell the Restricted Shares; and

          (c) An agreement from the Proposed Buyer to purchase such number of the Investors' Co-Sale Shares as shall be includable in such Proposed Sale pursuant to Section 3.2.

     3.2 TIME AND MANNER OF EXERCISE. If any of the Investors desires to accept the offer contained in the Co-Sale Notice, such Investor shall notify the Selling Stockholder in writing within 20 days after receipt of the Co-Sale Notice. If none of the Investors has so accepted such offer in writing, they shall be deemed to have waived all of their rights with respect to the Proposed Sale, and the Selling Stockholder shall thereafter be free to sell the Restricted Shares specified in the Co-Sale Notice pursuant to the Proposed Sale. Any acceptance by any Investor of the offer contained in the Co-Sale Notice shall be irrevocable except as hereinafter provided. Each Investor who has elected to participate in such Proposed Sale shall be entitled to sell in the Proposed Sale, on the same terms and conditions as the Selling Stockholder, such number of its Co-Sale Shares equal to the proportion (rounded to the nearest whole share) of all shares to be included in the Proposed Sale equal to a fraction, the numerator of which is the total number of Co-Sale Shares of Investors who notified the Restricted Stockholder of their interest in exercising co-sale rights as contemplated by Section 2.1.4 (on an as converted/exercised basis) immediately before the Proposed Sale and the denominator of which is the sum of the total number of Restricted Shares immediately before the Proposed Sale plus the total number of such Co-Sale Shares (on an as converted/exercised basis) immediately before the Proposed Sale.

     3.3 TIME AND MANNER OF CLOSING. Each of the Investors participating in any Proposed Sale shall take such actions and execute such documents and instruments as shall be reasonably necessary in order to consummate the Proposed Sale expeditiously on the same terms as the Selling Stockholder. If at the end of 60 days following the date on which the Co-Sale Notice was given the Selling Stockholder has not completed the Proposed Sale in accordance with the terms hereof, the Investors shall be released from their obligations hereunder. All costs and expenses incurred by the Selling Stockholder in connection with any sale, including without limitation all attorneys' fees and disbursements and any finders or brokerage fees or commissions, shall be allocated pro rata among the Selling Stockholder and the Investors according to the number of shares sold by each. The portion of such costs and expenses allocable to each Investor shall be remitted to the Selling Stockholder promptly after notice thereof demonstrating reasonable supporting calculations. At the closing of any sale under this Section 3.3, each Investor shall deliver certificates representing the Co-Sale Shares to be sold by it, duly endorsed for transfer and (if requested in writing by the Proposed Buyer) with signature guaranteed, and with any stock transfer tax stamps affixed, against delivery of the applicable purchase price. Any shares sold to the Proposed Buyer in accordance with this
Section 3.3 shall no longer be subject to this Agreement.

4    VOTING AGREEMENT.  Each party hereto agrees:

          (a) to cause the Board of Directors to consist of nine directors until a Remedy Event (as defined in the Company's Certificate of Designation) occurs and thereafter to consist of the number of directors contemplated by such Certificate of Designation; and

          (b) to vote all shares of the Company's capital stock owned by such party, as the case may be,

               (i) to refrain from violating the rights of the Investors as set forth in the Purchase Agreement, the Investor Agreements, the Material Agreements (each as defined in the Purchase Agreement) or the Warrants;

               (ii) to elect as directors one person nominated by the Weston Investors and one person nominated by the holders of the Series I Class A Preferred Stock (who shall be Murali Anantharaman until such time as Mr. Anantharaman is no longer willing or able to serve as a director);

               (iii) to elect as directors three persons nominated by the Chief Executive Officer of the Company;

               (iv) to elect as directors two persons (the "Joint Director Designees") jointly nominated by the Chief Executive Officer of the Company and EGL; provided, however, that until such time as Healthmark and/or its affiliates hold less than 50% (on an as converted/exercised basis) of the Common Stock then outstanding, Andrew Miller or such other Healthmark designee mutually acceptable to the Company and EGL shall be one of the two Joint Director Designees;

               (v) to cause the Company to maintain three member Audit and Compensation Committees of the Company's Board of Directors, each consisting of one executive director, one nonexecutive director and one director who was either nominated by EGL or elected by the holders of the Class A Preferred Stock; and

               (vi) after a Remedy Event has occurred, to elect as additional directors of the Company such persons nominated by the Investors as is contemplated by the Certificate of Designation and to continue to vote for such persons (or any successors nominated by the Investors, as the case may be) as directors of the Company as is contemplated by the Certificate of Designation;

provided, however, that the foregoing clause (b) shall not prevent any party
--------  -------
from voting on any other matter that may properly be taken up by the stockholders of the Company, including the election of directors that are not the subject of this Agreement.

5    CLASS A STOCK CALL RIGHT.  In the event that any Stockholder shall cause the Company to redeem its shares of Class A Preferred Stock pursuant to the provisions of Article IV, Section C, subsection 3(a)(ii) of the Company's Second Restated Certificate of Incorporation, the Company may, at its option, exercisable by written notice delivered to such

Stockholder, elect to purchase, and, upon the giving of such notice, the Company shall be obligated to purchase within thirty (30) days after giving such notice, all of the Contingent Warrants owned by such Stockholder at a price equal to twenty percent (20%) of the price paid by such Stockholder for the shares of Class A Preferred Stock being redeemed, compounded at a rate of twenty percent (20%) per annum from December 29, 1995, until the date of purchase. The rights of the Company under this Section may be exercised only after payment in full has been made to the Stockholder for the redeemed Class A Preferred Stock, and must be exercised, if at all, within one hundred and twenty (120) days after the Stockholder notifies the Company of its election to redeem its shares of Class A Preferred Stock.

6    LEGEND.  Each certificate evidencing Restricted Shares that was outstanding immediately prior to the execution hereof shall continue to contain the following legend:

     THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT DATED DECEMBER 29, 1995, AMONG PHYSICIAN HEALTH CORPORATION AND CERTAIN HOLDERS OF OUTSTANDING CAPITAL STOCK OF SUCH CORPORATION, AS SUCH AGREEMENT MAY FROM TIME TO TIME BE AMENDED OR RESTATED.

Each certificate evidencing Restricted Shares issued contemporaneously with or after the execution hereof shall contain the following legend:

     THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT DATED JUNE 16, 1997, AMONG PHYSICIAN HEALTH CORPORATION AND CERTAIN HOLDERS OF OUTSTANDING CAPITAL STOCK OF SUCH CORPORATION, AS SUCH AGREEMENT MAY FROM TIME TO TIME BE AMENDED OR RESTATED. A COPY OF THE SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT AS AMENDED TO DATE IS ON FILE IN THE OFFICES OF THE CORPORATION AND WILL BE FURNISHED TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST.

7    GENERAL.

     7.1 REMEDIES. The parties shall have all remedies for breach of this Agreement available to them provided by law or equity. Without limiting the generality of the foregoing, in addition to all other rights and remedies available at law or in equity, the parties shall be entitled to obtain specific performance of the obligations of each party to this Agreement and immediate injunctive relief. In the event any action or proceeding is brought in equity to enforce the same, neither the Company nor any party will urge, as a defense, that an adequate remedy at law exists.

     7.2 NOTICES. All notices or other communications required or permitted to be delivered hereunder shall be in writing and shall be delivered to each of the parties at their respective addresses as set forth in Schedules A, B or C. Any party to this Agreement may at any time change the address to which notice to such party shall be delivered by giving notice of such change to the other parties and such notice shall be deemed given when received by the other parties. Notices shall be deemed effectively given when personally delivered or sent to the recipient at the address set forth above by telex or a facsimile transmission, one business day after having been delivered to a receipted, nationally recognized courier, properly addressed or five business days after having been deposited into the United States mail, postage prepaid, provided,
                                                                    --------
that any notice to any party outside of the United States shall be sent by telecopy and confirmed by overnight or two-day courier.

     7.3 AMENDMENTS, WAIVER AND CONSENTS. Any provision in this Agreement to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, only by written agreement signed by (a) the Company and (b) Stockholders holding an aggregate of at least a majority of the Restricted Shares, on an as converted/exercised basis and if, in each such case, copies of such modification are delivered to any parties who did not execute the same; provided, however, that any such modification adversely affecting the Restricted
--------  -------
Stockholders in a manner distinct from the effect of such modification on the Investors shall require the written consent of the Restricted Stockholders holding a majority of the Restricted Shares.

     7.4 BINDING EFFECT, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the personal representatives, successors and assigns of the respective parties hereto. The Company shall not have the right to assign its rights or obligations hereunder or any interest herein without obtaining the prior written consent of the Stockholders holding an aggregate of at least a majority of the Restricted Shares, on an as converted/exercised basis. The Restricted Stockholders and the Investors may assign or transfer their rights under this Agreement to the extent permitted herein and by the other agreements between the respective parties and the Company.

     7.5 TERMINATION. This Agreement shall terminate at the time immediately prior to the consummation of a Liquidity Event (as defined in the Certificate of Designation for the Preferred Stock).

     7.6 SEVERABILITY. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

     7.7 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     7.8 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings, whether written or oral.

     7.9 JOINDER OF ADDITIONAL PARTIES. Future holders of the Company's capital stock (or of options, warrants, conversion rights or other rights to acquire such capital stock) may become party hereto as a Stockholder by executing a joinder hereto in a form reasonably satisfactory to the Company.

     7.10 COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall constitute the same instrument.

     7.11 CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Georgia.

     The parties hereto have executed this Agreement under seal as of the date first above written.

                              PHYSICIAN HEALTH CORPORATION


                              By:_________________________________
                                    Sarah Garvin, President

                              ____________________________________
                                    Sarah Garvin, Individually


                              WESTON PRESIDIO CAPITAL II, L.P.

                              By:   WESTON PRESIDIO CAPITAL
                                    MANAGEMENT II, L.P.


                                    By:___________________________
                                         Title:


                              EGL HOLDINGS, INC.


                              By:_________________________________

                              Title:______________________________


                              MERCURY ASSET MANAGEMENT plc
                              on behalf of Rowen Nominees Limited


                              By:_________________________________

                              Title:______________________________


                              NATWEST VENTURES INVESTMENTS LIMITED

                              By:_________________________________

                              Title:______________________________


                              ___________________________

                              ___________________________

                              ___________________________

                              ___________________________

                              ___________________________

                              ___________________________

              SCHEDULE A TO SECOND AMENDED AND RESTATED
                            STOCKHOLDERS'AGREEMENT
                            ----------------------

                                           Number of Preferred Stock Shares
Investors and Address                  Held on Date Hereof  As of June 30, 1997
---------------------                  -------------------  -------------------
Weston Presidio Capital II, L.P.       1,529,928
One Federal Street
Boston, MA 02210
Telephone:  (617) 988-2500
Telecopy:  (617) 988-2515

BancBoston Ventures, Inc.                458,907
100 Federal Street
Boston. Massachusetts 02110
Telephone:  (612) 434-2442
Telecopy:  (612) 434-1153

MERCURY ASSET MANAGEMENT plc             305,938
on behalf of Rowen Nominees Limited

NATWEST VENTURES
 INVESTMENTS LIMITED                     152,969

Partech U.S. Partners III C.V.                              244,763
c/o Partech International
50 California Street, Suite 3200
San Francisco, California 94111
Telephone (415)788-2929
Telecopy (415) 788-6763

U.S. Growth Fund Partners C.V.                              133,507
c/o Partech International
50 California Street, Suite 3200
San Francisco, California 94111
Telephone (415)788-2929
Telecopy (415) 788-6763

Axa U.S. Growth Fund LLC                                     66,753
c/o Partech International
50 California Street, Suite 3200
San Francisco, California 94111
Telephone (415)788-2929
Telecopy (415) 788-6763

Double Black Diamond II LLC                                   8,900
c/o Partech International

50 California Street, Suite 3200
San Francisco, California 94111
Telephone (415)788-2929
Telecopy (415) 788-6763

Almanori Limited                                              3,382
c/o Partech International
50 California Street, Suite 3200
San Francisco, California 94111
Telephone (415)788-2929
Telecopy (415) 788-6763

Multinvest Limited                                            1,602
c/o Partech International
50 California Street, Suite 3200
San Francisco, California  94111
Telephone (415)788-2929
Telecopy (415) 788-6763

St. Paul Venture Capital IV, LLC                            458,907
Normandale Office Park, Suite 1940
8500 Normandale Lake Blvd
Bloomington, Minnesota  55437

                  SCHEDULE B TO SECOND AMENDED AND RESTATED
                            STOCKHOLDERS'AGREEMENT
                            ----------------------


    EGL HOLDINGS, INC.



    MERCURY ASSET MANAGEMENT plc
    on behalf of Rowen Nominees Limited



    NATWEST VENTURES INVESTMENTS LIMITED

                  SCHEDULE C TO SECOND AMENDED AND RESTATED
                            STOCKHOLDERS'AGREEMENT
                            ----------------------

Restricted Stockholders and Address          Number and Type of Shares
-----------------------------------
                                               Held on Date Hereof
                                               -------------------
Sarah C. Garvin                                   1,300,000 PHC Common Stock
990 Hammond Drive, Suite 300
Atlanta, GA 30328

Thomas Rodgers, Jr.                               137,648 PHC Common Stock; Options
990 Hammond Drive, Suite 300                      to acquire 280,500 shares of PHC
Atlanta, GA 30328                                 Common Stock; Options to acquire 484,000
                                                  shares of PHC Prime Common Stock

Shamus Holt                                       355,000 PHC Common Stock
3885 Oakwater Circle
Orlando, FL 32806

Julie Rawls Moore                                 360,000 PHC Common Stock
990 Hammond Drive, Suite 300
Atlanta, GA 30328

Howard E. Fagin, Ph.D.                            330,000 PHC Common Stock
990 Hammond Drive, Suite 300
Atlanta, GA 30328

H. Thomas Scott                                   320,000 PHC Common Stock
990 Hammond Drive, Suite 300
Atlanta, GA 30328


J. Michael Ribaudo, M.D.                          100,000 PHC Common Stock; 125,000
CEO, PHC MidWest, Inc.                            PHC Prime Common Stock; Options to
450 North New Ballas Road, Suite 250              acquire 450,000 shares of PHC Common
St. Louis, MO 63141-6835                          Stock